Exhibit 11

                                 MASCOTECH, INC.
                    Computation of Earnings Per Common Share
                            Primary and Fully Diluted
                     (In thousands except per share amounts)

                                                             Three Months Ended
                                                                  March 31,
                                                               1996        1995
      PRIMARY:
        Income before cumulative effect of
          accounting change                                  $10,740    $13,460
        Preferred stock dividends                              3,240      3,240
        Income before cumulative effect of accounting
          change attributable to common stock                  7,500     10,220
        Add convertible preferred stock dividends              3,240       --  *
        Add after tax interest expense reduction on
          conversion of stock options and warrants                250       300
        Earnings before cumulative effect of accounting
          change attributable to common stock                  10,990    10,520
        Cumulative effect of accounting change                 11,700       --
        Earnings attributable to common stock,
          as adjusted                                         $22,690   $10,520

        Weighted average number of common shares
          outstanding during each period                       55,340    56,610
        Addition from assumed exercise of stock
          options and warrants                                  2,030     2,330
        Addition from assumed conversion of
          preferred stock                                      10,800      --  *
        Weighted average number of common shares
          and equivalents outstanding during each
          period--without dilution                             68,170    58,940

        Primary earnings per common and common
          equivalent share:

            Earnings before cumulative effect of
              accounting change                                 $ .16     $ .18
            Cumulative effect of accounting change                .17       --
            Earnings attributable to common stock               $ .33     $ .18









      Earnings per common share for the quarter ended March 31, 1996 and 1995 were computed based on the modified treasury stock method which results in an assumed interest expense reduction and the issuance of incremental shares based on the assumed conversion of all stock options and warrants.


      *  Anti-dilutive.

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                                                                     Exhibit 11

                                 MASCOTECH, INC.
                    Computation of Earnings Per Common Share
                            Primary and Fully Diluted
                     (In thousands except per share amounts)

                                                             Three Months Ended
                                                                  March 31,
                                                               1996        1995
      FULLY DILUTED:
        Income before cumulative effect of
          accounting change                                  $10,740    $13,460
        Preferred stock dividends                              3,240      3,240
        Income attributable to common stock                    7,500     10,220
        Add after-tax convertible debenture
          related expenses                                     2,380       --  *
        Add convertible preferred stock dividends              3,240       --  *
        Add interest reduction on conversion of
          stock options and warrants                             110        300
        Earnings before cumulative effect of
          accounting change attributable to
          common stock                                       $13,230    $10,520
        Cumulative effect of accounting change                11,700       --

        Earnings attributable to common stock,
          as adjusted                                       $24,930     $10,520


        Weighted average number of common shares
          outstanding during each period                      55,340     56,610
        Addition from assumed conversion of
          convertible debentures as of the issue date         10,000       --  *
        Addition from assumed exercise of stock
          options and warrants                                 2,030      2,330
        Addition from assumed conversion of
          preferred stock                                     10,800       --  *
        Weighted average number of common shares and
          equivalents outstanding during each period
          --fully diluted basis                               78,170     58,940

        Fully diluted earnings per common and common
          equivalent share:
            Earnings before cumulative effect of
              accounting change                                  .17*     $ .18
            Cumulative effect of accounting change             $ .15        --
            Earnings attributable to common stock              $ .32      $ .18




      Earnings per common share for the quarter ended March 31, 1996 and 1995 were computed based on the modified treasury stock method which results in an assumed interest expense reduction and the issuance of incremental shares based on the assumed conversion of all stock options and warrants.


      *  Anti-dilutive.